Exhibit 10.8

PROMISSORY NOTE

Amount: US$511,000,000.00	Date: March 30, 2020

FOR VALUE RECEIVED, THE UNDERSIGNED, BUUK Bermuda Holdco Limited, (the “Borrower”) hereby acknowledges itself indebted and promises to pay to or to the order of BIP (Barbados) Holdings II Limited (the “Holder”) the principal sum of US$511,000,000.00 (the “Principal Amount”) in lawful money of the United States, which sum shall be due and payable no later than March 30, 2030, and to pay interest on the Principal Amount outstanding from time to time at the rate and times and in the manner set forth herein.

The provisions of this promissory note (the “Note”) shall be binding upon the Borrower and its successors and permitted assigns and shall enure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note without the prior written consent of the Holder. The Holder may assign its rights under this Note in whole or in part without the consent of the Borrower.

The Principal Amount outstanding from time to time shall bear interest at a rate of 1.92% per annum which shall accrue from and including the date first written above until March 30, 2030 or until such earlier date on which the Principal Amount is paid in full by the Borrower. Such interest shall be payable bi-annually in arrears on September 30 and March 30 of each year (each, an “Interest Payment Date”). On each Interest Payment Date, all interest accrued and unpaid to such Interest Payment Date on this Note shall automatically be deemed to be advanced to the Borrower and reinvested by the Holder and added to the Principal Amount, without any further act by or on behalf of the Holder with respect thereto, on the immediately following business day.

The Borrower may prepay the Principal Amount in whole or in part at any time or from time to time without notice or bonus. All payments received shall be applied first against any interest that has accrued and is unpaid, and thereafter against the Principal Amount.

An “Event of Default” shall have occurred hereunder on the occurrence of any one or more of the following events:

(a)

if the Borrower fails to pay when due any payment of the Principal Amount or interest on this Note and such failure continues for fifteen (15) days after the Holder notifies the Borrower thereof in writing;

(b)

if the Borrower (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) institutes or has instituted against it any proceeding seeking (A) to adjudicate it a bankrupt or insolvent, (B) liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including, but not limited to, any plan of compromise or arrangement or other corporate proceeding involving its creditors, or (C) the entry of an order for relief or the appointment of a receiver, receiver-manager, custodian, trustee or other similar official for it or for any substantial part of its properties and/or assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of thirty (30) days or more, or any of the actions sought in such proceeding (including, but not limited to, the entry of an order for relief against it or the appointment of a receiver, receiver-manager, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iii) takes any corporate action to authorize any of the above actions; or

(c)	if the Borrower defaults under any other promissory note pursuant to which the Borrower is indebted to or promises to pay a certain amount to the Holder.

The Borrower acknowledges and agrees that upon an Event of Default, the outstanding Principal Amount and all accrued and unpaid interest thereon shall, at the option of the Holder, be immediately due and payable.

No waiver of any obligation of the Borrower under this Note shall be effective unless it is in writing from the Holder.

This Note may not be amended, restated, supplemented or modified by the Borrower without the prior written consent of the Holder, which consent may be unreasonably withheld.

Presentment for payment, notice of non-payment, protest and notice of protest are hereby waived.

This Note shall be governed by the laws of Bermuda and, in respect of any proceedings with respect to this Note, each of the Holder and the Borrower hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of Bermuda.

Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

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IN WITNESS WHEREOF this Note has been duly executed by the Borrower as of the date first written above.

BUUK BERMUDA HOLDCO LIMITED

By:	/s/ James Bodi
Name: James Bodi
Title: Director

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